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As filed with the Securities and Exchange Commission March 14, 2012.

Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FORD MOTOR CREDIT COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

38-1612444
(I.R.S. Employer Identification No.)

One American Road
Dearborn, Michigan 48126
(313) 322-3000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Corey M. MacGillivray
Assistant Secretary
Ford Motor Credit Company LLC
One American Road
Dearborn, Michigan 48126
(313) 845-4932
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

        If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

        Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Floating Rate Demand Notes of Ford Motor Credit Company	$10,000,000,000	100%*	$10,000,000,000*	$0(1)

*
Estimated solely for the purpose of determining the amount of the registration fee.

(1)
This registration statement covers all investments in the Notes up to $10 billion, with fees based on the net aggregate principal amount of Notes outstanding from this offering not exceeding $10 billion at a particular time. Registration fees for up to $10 billion net aggregate principal amount of Notes were paid previously by Ford Motor Credit Company in connection with the Registration Statement Nos. 333-107955, 333-45015, 333-92595 and 333-125947, each previously filed by Ford Motor Credit Company on Form S-3 and declared effective. Pursuant to Rule 457(p) under the Securities Act of 1933, these fees are being carried forward and, accordingly, no filing fee is paid herewith.

Ford Motor Credit Company LLC
$10,000,000,000

Ford Interest Advantage

FLOATING RATE DEMAND NOTES

       Ford Motor Credit Company LLC offers its Ford Interest Advantage Floating Rate Demand Notes, referred to hereafter as the Notes. The Notes provide investors a convenient means of investing funds directly with Ford Credit. The Notes pay interest at a floating rate. Ford Credit files pricing supplements with the SEC that disclose the then-current interest rate on the Notes.

       Key aspects of the Ford Interest Advantage program are:

    •
    The Notes will pay interest above the average rate of taxable U.S. money market funds.

    •
    You may redeem your Notes at any time.

    •
    Your investment is recorded by an Agent Bank appointed by us.

       Key factors to consider before investing include:

    •
    Your investment is not a bank account and is not insured by the Federal Deposit Insurance Corporation or any other insurance.

    •
    The Notes are not an investment in a money market mutual fund and are not subject to the requirements of the Investment Company Act of 1940 (including requirements relating to diversification and quality of investments).

    •
    The Notes are not obligations of or guaranteed by Ford Motor Company, the Agent Bank or anyone else.

    •
    The Notes are unsecured obligations of Ford Credit and only Ford Credit's assets that have not been sold or securitized are available to pay the principal of and interest on the Notes. It is possible for you to lose some or all of your investment in the Notes, including accrued interest, if Ford Credit is unable to pay its debts, becomes bankrupt or seeks creditor protection.

    •
    The Notes are not transferable.

       Investment in the Notes involves certain risks. See "Risk Factors" beginning on Page 6 of this prospectus.

       The Notes will rank equally and ratably with all other unsecured senior indebtedness of Ford Motor Credit Company LLC (parent company only). At December 31, 2011, Ford Credit had outstanding debt of $85 billion on a consolidated basis.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 14, 2012

       You should rely only on the information contained or incorporated by reference in this Prospectus. No one has been authorized to provide you with different information.

       The Notes are not being offered in any jurisdiction where the offer is not permitted.

       You should not assume that the information in this Prospectus is accurate as of any date other than the date of this Prospectus.

SUMMARY

       This section summarizes the terms of the Notes that are described in greater detail below under "Description of Notes." You should read this more detailed description together with the information contained in other parts of this prospectus, as well as the applicable pricing supplements relating to the Notes.

Issuer	Ford Motor Credit Company LLC One American Road Dearborn, Michigan 48126 (313) 322-3000
Title	Ford Interest Advantage Floating Rate Demand Notes
Amount	Up to $10,000,000,000 aggregate principal amount
Ranking	The Notes are unsecured and unsubordinated obligations of Ford Credit and will rank equally and ratably with all other unsecured senior indebtedness of Ford Credit. Ford Credit had outstanding $85 billion in senior, unsecured debt obligations on a consolidated basis as of December 31, 2011.
Minimum Investment	$1,000
Maturity/Redemption	The Notes have no stated maturity. The Notes are demand investments redeemable in whole or in part at any time at the option of the holder. Ford Credit reserves the right to redeem the Notes of any holder at any time at its option. Ford Credit will consider redeeming the Notes of any holder who is determined by Ford Credit in its sole discretion to have abused the redemption provisions or other provisions of the Notes.

Interest
The Notes earn interest at a floating rate per annum equal to the sum of the most recent seven-day average yield (non-compounded) for all taxable money funds as reported weekly in Money Fund Report® and at least 1/4 of one percentage point. In addition, Ford Credit may from time to time, at its sole discretion, increase the rate of interest payable on the Notes by adding to this base rate an incremental per annum rate. Different incremental rates may be payable to investors based on such factors as Ford Credit may determine, including, but not limited to, the aggregate principal amount of their investment in the Notes. The floating interest rate is subject to adjustment weekly.
The interest rate applicable to the Notes and all subsequent changes to such interest rate will be disclosed in Pricing Supplements filed with the Securities and Exchange Commission.
The Notes are not issued by and do not constitute an investment in a money market mutual fund, which is a diversified fund consisting of investments in short-term debt securities of many different issuers.

Fees
Ford Credit may assess certain fees from time to time as determined by Ford Credit in its sole discretion, including, without limitation, for checks returned for insufficient funds, for redemption checks written for less than $250.00, for failure to maintain the minimum net aggregate principal amount of Notes (presently set at $1,000), for wire redemptions, for stop payment requests and other unusual requests. Information on all fees charged with respect to the Notes is available on Ford Credit's website at http://www.fordcredit.com/ investor-center/interest-advantage/.
Form of Notes	The Notes are issued as one or more global securities held by the depositary, which is currently The Bank of New York Mellon. Book-entry records for each investor are maintained by the Agent Bank. See "Description of Notes — General." The Notes are offered by prospectus and only to persons who have a registered address in the United States. Notes will only be issued to investors who provide either a U.S. social security number or a U.S. tax identification number.
Agent Bank	The Northern Trust Company
Trustee	The Bank of New York Mellon

RISK FACTORS

       Your investment in the Notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the Notes is suitable for you. Notes are not an appropriate investment for you if you do not understand the terms of the Notes or financial matters generally. In addition, certain factors that may adversely affect the business of Ford Motor Credit Company LLC, referred to hereafter as Ford Credit, and Ford Motor Company, referred to hereafter as Ford, are discussed in Ford Credit's periodic reports referred to in "Where You Can Find More Information," below. You should not purchase Notes unless you understand and know you can bear all of the investment risks involving the Notes.

       Credit Rating Impact on Ford Credit's Borrowing Costs.  As of the date of this prospectus, our short- and long-term unsecured debt is rated by a number of credit rating agencies designated as nationally recognized statistical rating organizations by the Securities and Exchange Commission as non-investment grade.

       Lower credit ratings generally result in higher borrowing costs and reduced access to capital markets and we have been impacted by this. In the event Ford Credit's long and short-term debt ratings are downgraded, Ford Credit's cost of borrowing may be adversely affected, and it may have more limited access to the capital markets. This may require Ford Credit to reduce further the amount of receivables and operating leases it purchases or originates, which would adversely affect its profitability and could adversely affect its ability to support the sale of Ford vehicles.

       A credit rating reflects an assessment by the rating agency of the credit risk associated with us or particular securities we issue, based on information provided by us, Ford and other sources. Credit ratings are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the assigning rating agency. Each rating agency may have different criteria for evaluating company risk, and therefore ratings should be evaluated independently for each rating agency. Credit ratings assigned to us are closely associated with the rating agencies' opinions on Ford.

       The Interest Rate Paid on the Notes May Not Bear Any Relation to the Investment Risk.  The interest rate on the Notes, which is the base rate described below under "Description of Notes — Interest Rate Information" plus any incremental rate we may choose to pay in our sole discretion, does not necessarily bear any relation to the risks associated with or change in the creditworthiness, credit rating or financial condition of either Ford or Ford Credit.

       The Notes Are Not a Diversified Investment.  The Notes are not an investment in a money market mutual fund holding diversified investments in the securities of many companies. Only the assets of Ford Credit that have not been sold or securitized are available to pay the principal of and interest on the Notes. Because the Notes are unsecured debt securities issued by a single issuer, you will not have the benefits of diversification offered by money market mutual funds or other investment companies. For this reason, investors also will not have the protections provided to mutual fund investors under the Investment Company Act of 1940.

       Ford Credit Is Not a Bank, and Investments In the Notes Are Not Insured by the Federal Deposit Insurance Corporation or Any Other Source.  Only Ford Credit is obligated to pay the principal of and interest on the Notes, and only its assets are available for this purpose. If Ford Credit's assets are insufficient to pay the principal of and interest on the Notes, you could lose some or all of your investment. No private or government source guarantees return of your investment in the event of a failure of Ford Credit to repay your investment. The Notes are not obligations of or guaranteed by Ford Motor Company, the Agent Bank or any other entity. No banking relationship exists between investors and the Agent Bank.

       The Notes Are Not Transferable.  You may redeem your investment in the Notes at any time in whole or in part as described in this prospectus. However, you cannot transfer your investment in the Notes to someone else. As a result, no secondary market for the Notes currently exists or will ever exist, and, consequently, there is no public market valuation of the Notes to assist investors in evaluating the Notes or their yield.

WHERE YOU CAN FIND MORE INFORMATION

       The Notes are unsecured debt securities of Ford Credit, and only assets of Ford Credit that have not been sold or securitized are available for payments of principal and interest on the Notes. You can learn more about the financial results and credit ratings of Ford Credit by reading the annual, quarterly and current reports and other information Ford Credit files with the Securities and Exchange Commission, referred to hereafter as the SEC. You may read and copy any document Ford Credit files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of Ford Credit also are available to you at the SEC's web site at http://www.sec.gov.

       The SEC allows Ford Credit to incorporate by reference the information it files with the SEC, which means that Ford Credit can disclose important information to you by referring you to those documents, which are considered part of this prospectus. Information that Ford Credit files later with the SEC will automatically update and supersede the previously filed information. Ford Credit incorporates by reference the document listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of all the Notes has been completed.

•
Annual Report of Ford Credit on Form 10-K for the year ended December 31, 2011, which is referred to hereafter as the 2011 10-K Report.

•
Current Reports of Ford Credit on Form 8-K filed in 2012 on February 24, and March 2.

       These reports include information about Ford as well as information about Ford Credit.

       You may request copies of these filings at no cost, by writing or telephoning Ford Credit's principal executive offices at the following address:

    Ford Motor Credit Company LLC
    One American Road
    Dearborn, MI 48126
    Attn: Corporate Secretary
    1-800-426-2888

 INFORMATION CONCERNING FORD CREDIT

       Ford Credit was incorporated in Delaware in 1959, was converted to a Delaware limited liability company on May 1, 2007 and is an indirect, wholly owned subsidiary of Ford. As used herein "Ford Credit" refers to Ford Motor Credit Company LLC and its subsidiaries unless the context otherwise requires.

       Products and Services.    Ford Credit offers a wide variety of automotive financing products to and through automotive dealers throughout the world. The predominant share of our business consists of financing Ford vehicles and supporting Ford's dealers. We earn our revenue primarily from:

•
Payments made under retail installment sale and lease contracts that we originate and purchase;

•
Interest supplements and other support payments from Ford and affiliated companies on special-rate financing programs; and

•
Payments made under wholesale and other dealer loan financing programs.

       As a result of our financing activities, we have a large portfolio of finance receivables and leases which we classify into two segments: "consumer" and "non-consumer".

       Finance receivables and leases in the consumer segment relate to products offered to individuals and businesses that finance the acquisition of vehicles from dealers for personal and commercial use. The financing products include retail installment sale contracts for new and used vehicles, and leases for new vehicles to retail customers, government entities, daily rental companies and fleet customers.

       Finance receivables in the non-consumer segment relate primarily to products offered to automotive dealers. We make loans to dealers to finance the purchase of vehicle inventory (wholesale financing), improvements to dealership facilities, working capital, and the purchase of dealership real estate. We also purchase receivables generated by divisions and affiliates of Ford, primarily in connection with the sale of parts and accessories by Ford to dealers.

       We also service the finance receivables and leases we originate and purchase, make loans to Ford affiliates, and provide insurance services related to our financing programs.

       Geographic Scope of Operations and Segment Information.    We conduct our financing operations directly and indirectly through our subsidiaries and affiliates. We offer substantially similar products and services throughout many different regions, subject to local legal restrictions and market conditions. We divide our business segments based on geographic regions: a North America segment and an International segment. The North America segment includes our operations in the United States and Canada. The International segment includes our operations in all other countries in which we do business directly and indirectly.

North America Segment

       We do business throughout the United States and Canada. Our United States operations accounted for 68% and 65% of our total managed receivables at year-end 2011 and 2010, respectively, and our Canadian operations accounted for about 11% of our total managed receivables at year-end 2011 and 2010. Managed receivables include net finance receivables and net investment in operating leases, excluding unearned interest supplements.

       In 2011 in the United States and Canada, under the Ford Credit brand name, we provided financing services to and through dealers of Ford and Lincoln brand vehicles. Also, in 2011 in the United States, under the Lincoln Automotive Financial Services brand name, we provided financing services through dealers of Lincoln brand vehicles. We also provided financing of Mercury and non-Ford vehicles sold by these dealers and their affiliates.

International Segment

       Our International segment includes operations in three main regions: Europe, Asia-Pacific Africa and Latin America. Our Europe region is our largest international operation, accounting for about 19% and 21% of our total managed receivables at year-end 2011 and 2010, respectively. Within the International segment, our Europe region accounted for 86% and 88% of our managed receivables at year-end 2011 and 2010, respectively. Most of our European operations are managed through a United Kingdom-based subsidiary, FCE Bank plc, referred to hereafter as FCE. FCE operates in the United Kingdom and has branches in 11 other European countries. In addition, FCE has operating subsidiaries in Hungary, Poland and the Czech Republic that provide a variety of wholesale, leasing and retail vehicle financing. Germany and the United Kingdom are our largest and most profitable markets in Europe. About 70% of FCE's finance and lease receivables are from customers and dealers in Germany, the United Kingdom and France, about 17% are from customers and dealers in Italy and Spain and about 2% are from customers and dealers in Greece, Ireland, and Portugal. FCE, through its Worldwide Trade Financing division, provides financing to distributors/importers in countries where typically there is no established local Ford presence. The Worldwide Trade Financing division currently provides financing in over 70 countries. In addition, other private label operations and alternative business arrangements exist in some European markets. In the Asia-Pacific Africa region, we operate in China. In the Latin American region, we operate in Mexico, Brazil, and Argentina. We have joint ventures with local financial institutions and other third parties in various locations around the world.

       The mailing address of Ford Credit's executive offices is One American Road, Dearborn, Michigan 48126, United States of America. The telephone number of such offices is (313) 322-3000.

DESCRIPTION OF NOTES

General

       Investments in the Notes are subject to the Ford Interest Advantage Terms and Conditions, referred to hereafter as the Terms and Conditions. The principal provisions of the Terms and Conditions are summarized in the next few pages. This summary is subject to the detailed provisions of the Terms and Conditions, which are controlling. A copy of the Terms and Conditions has been filed with the SEC and is an exhibit to the registration statement of which this prospectus is a part. A copy of the Terms and Conditions is available to any investor upon written request.

       A record of the amount invested in the Notes is maintained for each investor. The net aggregate principal amount of your Notes (which at any time equals all amounts you invested in the Notes, together with accrued interest thereon, less your redemptions) is recorded on a register maintained by The Northern Trust Company, acting as the Agent Bank.

       An investment in the Notes does not constitute an investment in a bank account and is not protected by the Federal Deposit Insurance Corporation or any other insurance. The Notes are not guaranteed by Ford Motor Company or any third party. The Notes are not an investment in a money market mutual fund holding diversified investments in securities of many companies. Because the Notes are unsecured debt securities issued by a single issuer (Ford Credit), investors will not have the advantage of diversification offered by money market mutual funds and will not have the protection provided by the Investment Company Act of 1940.

       The Notes will have no stated maturity. Investments in the Notes are non-transferable. Ford Credit reserves the right to withdraw, cancel or modify the offer of the Notes at any time. Ford Credit may reject any offer to purchase Notes in whole or in part for any reason. In addition, Ford Credit reserves the right to redeem the Notes of any holder at any time at its option. Ford Credit will consider redeeming the Notes of any holder who is determined by Ford Credit in its sole discretion to have abused the redemption provisions or other provision of the Notes.

       The Notes are unsecured obligations of Ford Credit, will be issued in registered form only, without coupons, and will be identical except for the issue date. The Notes will not be subject to any sinking fund and will be redeemable at the option of the holder thereof as described below. The Notes will rank equally and ratably with all other unsecured senior indebtedness of Ford Motor Credit Company (parent company only). At December 31, 2011, Ford Credit had outstanding debt of $85 billion on a consolidated basis.

       The Notes will be issued in the form of one or more global certificates that will be deposited with a depositary, referred to hereafter as the Depositary, which at present is The Bank of New York Mellon. Beneficial interests in global certificates will be shown on records maintained by the Depositary or the Agent Bank. While the Notes are represented by one or more global certificates:

  •
  You will not be able to have the Notes registered in your name.

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  You will not be able to receive a physical certificate for the Notes.

  •
  Our obligations under the Notes, as well as the obligations of the Trustee, will run only to owners of beneficial interests in the Notes as recorded in records maintained by the Depositary or the Agent Bank.

       You can obtain current Note investment information by calling toll-free 800-462-2614 or by visiting our website at http://www.fordcredit.com/investor-center/interest-advantage/. You also may write to Ford Interest Advantage, The Northern Trust Company, P.O. Box 75936, Chicago, Illinois 60675-5936 to obtain Note investment information. Further information about the Notes and assistance in investing is available on the web site or by calling the number or writing to the address given above.

       Information on all fees charged in connection with administration of Note investments is available on our web site or from the Agent Bank.

       Plan provisions summarized here may be modified for limited numbers of investors who voluntarily participate in tests of new program features evaluated by Ford Credit from time to time.

 Interest Rate Information

       Current interest rate information is available on our website (http://www.fordcredit.com/investor-center/interest-advantage/) or by calling toll-free 800-462-2614.

       Base Rate.    The Notes earn interest at a floating rate per annum equal to the sum of the most recent seven-day average yield (non-compounded) for all taxable money funds as reported weekly in Money Fund Report®* and at least 1/4 of one percentage point, referred to herein as the base rate. The base rate is determined and becomes effective on the next following Monday each time a new seven-day average yield (non-compounded) for all taxable money funds reported in Money Fund Report® is available. Such new seven-day average yield (non-compounded) plus an additional 1/4 of one percentage point becomes the base rate for the following seven-day period. If in any week Money Fund Report® is not available, the base rate for the following calendar week will be the same as that for the previous calendar week. If Money Fund Report® ceases to be published, an approximately equivalent effective base rate for investments in the Notes will be determined on the basis of a formula established by Ford Credit.

       Money Fund Report® is published weekly and includes yield statistics for nearly all taxable money funds in operation. The reported yields are obtained from the money funds themselves and are stated on a consistent simple interest basis to represent the annualized total yield to the investor, after deducting any management fees and expenses of each of the money funds. While Money Fund Report® states that the yield information obtained from money funds is screened by the publisher, no guarantee of the accuracy of the information contained in Money Fund Report® is made by Ford Credit.

       Incremental Rate.    Ford Credit may from time to time, at its sole discretion, increase the rate of interest payable on the Notes beyond the base rate by adding to the base rate an incremental per annum rate. The amount of the incremental per annum rate added to the base rate, if any, shall be determined by Ford Credit in its sole discretion. Different incremental rates may be payable to investors based on such factors as Ford Credit may determine, including, but not limited to, the net aggregate principal amount of their Notes. Payment of incremental rates may be discontinued at any time.

       Interest Generally.    Interest on Notes either at the base rate or an incremental rate, as the case may be, accrues daily and is credited to each

*
Money Fund Report® is a registered trademark of iMoneyNet, Inc. (formerly IBC Financial Data, Inc).

investor and automatically reinvested in additional Notes as of the last day of each calendar month. The weekly interest rate paid on investments in the Notes may not provide a basis for comparison with other investments which use a different method of calculating a variable yield or which pay a fixed yield for a stated period of time. In addition, money market mutual funds subject to the Investment Company Act of 1940 generally are required to maintain a diversified portfolio of short-term investments, substantially all of which must be assigned the highest short-term rating from at least two nationally recognized statistical rating organizations.

       Interest credited for any given past period on investments in the Notes is not an indication or representation of future results. Because the weekly interest rate applicable to investments in the Notes may fluctuate, such information may not provide a basis for comparison with bank deposits, other investments which pay a fixed yield for a stated period of time, or investment companies, including money market mutual funds, which may use a different method of calculating yield. Information on the current interest rate applicable to investments in the Notes is available on our web site, or by calling toll-free 800-462-2614.

How to Invest

       General.    You may purchase Notes at any time, without charge to you, by check, by wire transfer, by automatic charge to your bank account or by such other means as Ford Credit from time to time determines. The minimum initial amount which you may invest is $1,000. The minimum amount for subsequent investments is $50. A minimum net aggregate principal amount of Notes (presently set at $1,000) must be maintained at all times. If your net aggregate principal amount of Notes falls below the minimum required, Ford Credit may redeem your Notes or deduct a monthly maintenance fee from the net aggregate principal amount of your Notes. Redemptions of Notes for this purpose will be effected by mailing a check for the principal amount of the Notes, plus accrued and unpaid interest, to the investor address of record. The investor will be notified in advance if Notes are to be redeemed for this reason.

       All investments must be made in U.S. dollars. Investments in the Notes may be made individually, jointly or as custodial or trust investments and may be opened by individuals, corporations, partnerships, firms or associations.

       Employees of Ford Credit, Ford and certain of its subsidiaries may invest in the Notes through payroll deduction subject to limitations established from time to time by Ford Credit.

       Initial Investment.    You may make an initial investment to purchase Notes by delivering to the Agent Bank a properly completed and executed application and making an initial investment by check concurrently with the delivery of such application. The amount of a check for an initial Note investment must be at least $1,000. Checks should be made payable to "Ford Interest Advantage." The completed application and check should be mailed to The Northern Trust Company, P.O. Box 75936, Chicago, Illinois 60675-5936. The alternative methods of investment described below may be used for subsequent investments once your initial Note investment is made. Initial investment by check shall be invested in Notes, and will begin accruing interest, as described below under "— Investments by Check."

       Investments by Check.    Once your initial Note investment is made, you may purchase additional Notes by sending a check to Ford Interest Advantage, The Northern Trust Company, P.O. Box 75935, Chicago, Illinois 60675-5935. Checks mailed to any address other than the address set forth in the proceeding sentence may result in a delay in the processing of your investment. Checks should be made payable to "Ford Interest Advantage." For subsequent investments, you should indicate your investment identification number on the check and enclose an investment form which is provided as a detachable stub on statements and investment confirmations mailed by the Agent Bank. Check investments sent by regular mail and received by the Agent Bank prior to 9:00 a.m. Eastern Time will be invested in Notes, and will begin accruing interest, on the first business day following the business day on which the check investment is received by the Agent Bank in proper form. Check investments received by the Agent Bank after that time on a business day, or on a non-business day, will be invested in Notes, and will begin accruing interest, on the day following the first business day after that check investment is received. Checks are accepted subject to collection at full face value in U.S. funds and must be drawn in U.S. dollars on a bank in the U.S. Investments made by check may be redeemed after 10 business days or any shorter time as determined from time to time by Ford Credit.

       Investments by Electronic Transfer.    Once your initial Note investment is made, you may purchase Notes by wire transfer or automated clearing house transfer of funds to Ford Interest Advantage, The Northern Trust Company. The Routing Code of The Northern Trust Company for such transfers is 0710-00152. For all investments through these electronic transfers, the transfer instructions must include the name "Ford Interest Advantage" and your name, address, and investment number. Investments by electronic transfer received by the Agent Bank prior to 2:00 p.m. Eastern Time will be invested in Notes, and will begin accruing interest, on the business day received. Investments by electronic transfer received after that time on a business day, or on a non-business day, will be invested in Notes, and will begin accruing interest, on the first business day after that transfer is received. Transferring funds electronically by means other than wire transfer or automated clearing house transfer to the Agent Bank may result in a delay in crediting the investment to your Note investment. Neither Ford Credit nor the Agent Bank will be responsible for delays in funds transfer systems. Amounts invested by electronic transfer typically will be available for redemption on the day of receipt in good order in the case of wire transfers, and five business days after receipt in the case of automated clearing house transfers, or such shorter time as Ford Credit may determine from time to time.

       Investments by Automatic Monthly or Periodic Charge to Bank Accounts.    Once your initial Note investment is made, you may purchase Notes by authorizing the Agent Bank to make automatic monthly or periodic charges of $50 or more to your bank account. Upon receipt of your authorization, the Agent Bank will prepare an electronic funds transfer drawn against your bank account for the prescribed amount and will invest the proceeds in the Notes. The proceeds will accrue interest on the same conditions as set forth under "— Investments by Check." You may change the amount of the automatic or periodic investment (subject to the $50 monthly minimum) or terminate investments at any time by providing notice to the Agent Bank. From time to time Ford Credit may, at its sole discretion, authorize the Agent Bank to accept deposits of less than the $50 minimum amount. The requested change or termination will be effective as soon as practicable after receipt of notice by the Agent Bank. Investments made by Automatic Monthly or Periodic Charge to bank accounts may be redeemed after five business days or such shorter time as determined from time to time by Ford Credit.

       Forms to establish the Automatic Monthly or Periodic Charge to bank accounts are available from the Agent Bank.

       Investment Information.    The Agent Bank maintains a record of your investments in the Notes. The net outstanding aggregate principal amount of your Notes is equal to all amounts invested in the Notes, including Notes purchased with reinvested interest, less redemptions. Shortly after the end of each reporting period, the Agent Bank will send you a Note investment statement setting forth a summary of all transactions relating to your investment in the Notes during the period, including beginning and ending aggregate principal amounts and interest paid and reinvested for the period. Statements are presently offered quarterly or, by special request to the Agent Bank, monthly. This information is also available through our website. The full amount of your taxable interest income reportable for Federal income tax purposes for the year also will be provided annually.

 How to Redeem Investments

       General.    You may redeem all or any part of your investment at any time. Investments may be redeemed by writing a redemption check, by writing or telephoning a request for redemption by bank check and by electronic transfer. We may also offer other methods of redemption from time to time, at our option. If the amount to be redeemed represents an investment made by check, the redemption request will not be honored if made within 10 business days from the receipt of the related investment check. If you need more immediate access to your funds you may avoid this delay by investing through one of the other available means of investment. Investors redeeming their Notes will receive all accrued and unpaid interest. In addition, Ford Credit reserves the right to redeem the Notes of any holder at any time at its option. Ford Credit will consider redeeming the Notes of any holder who is determined by Ford Credit in its sole discretion to have abused the redemption provisions or other provisions of the Notes.

       Redemption by Bank Check.    You may redeem all or a portion of the net aggregate principal amount of your Notes at any time by writing or telephoning the Agent Bank requesting redemption. Redemptions will be made by bank check ($250 minimum), mailed to your registered address.

       Written requests for redemption by bank check should be sent to Ford Interest Advantage, c/o The Northern Trust Company, P.O. Box 75936, Chicago, Illinois 60675-5936. All written requests for redemption require the signatures of all persons in whose names the Notes are registered, including joint owners, signed exactly as their names appear on the investment application submitted to the Agent Bank. If the request in proper form for redemption by bank check is received by the Agent Bank in its Ford Interest Advantage Servicing Area prior to 11:00 a.m. Eastern Time on a business day, the bank check normally will be mailed on that business day. Bank checks normally will be mailed on the next business day if the redemption request, in proper form, is received by the Agent Bank after 11:00 a.m. Eastern Time on a business day. Interest will accrue to but not including the business day the bank check is prepared.

       Written and telephone redemption requests should not be made to Ford or Ford Credit.

       Check Redemption.    You will be provided with a supply of redemption checks free of charge following receipt by the Agent Bank of a properly completed investment application. You may order additional redemption checks by using the check reorder form in your current checkbook, by telephoning The Northern Trust Company toll-free at 800-462-2614, or through our web site. Redemption checks will be sent only to the registered investment owners and only to the registered investment address. Allowing redemption by check does not create a checking or other bank account or a depositor or banking relationship with the Agent Bank or Ford Credit.

       You may make redemption checks payable to the order of anyone in any amount not less than the minimum redemption amount (currently $250). Checks presented for less than the minimum redemption amount will not be honored. No fee will be charged by Ford Credit to process checks payable in amounts equal to or greater than the minimum redemption amount. Ford Credit may modify the minimum redemption amount from time to time. Ford Credit also may, at its sole discretion, elect to honor checks for less than the minimum redemption amount and may charge a processing fee for such checks which will be deducted from the net aggregate principal amount of your Notes.

       If your Notes are held jointly with others, all persons whose names appear on the investment register must sign the redemption checks unless otherwise specified on the investment application or subsequent written request and so indicated on the checks. The amount of the Notes to be redeemed by check will continue accruing interest until the redemption check is presented for payment.

       If the amount of a redemption check is greater than the net aggregate principal amount of your Notes, the check will not be honored and will be returned marked "insufficient funds" and you will be charged a fee in an amount determined by Ford Credit. You also will be charged a fee to place a stop order on a redemption check. Copies of redemption checks on which payment has been made will be provided to you by the Agent Bank upon your request, but a fee may be charged for this service. Ford Credit reserves the right at any time to modify, terminate or suspend the procedures permitting check redemptions.

       Redemption by Electronic Transfer.    By selecting the Redemption by Electronic Transfer Option on the investment application or in a subsequent written request, you may arrange to have redemption proceeds transferred by wire transfer or automated clearing house transfer to a predesignated account at a bank or other financial institution. The minimum amounts for such transfers are $500 for wire transfers and $50 for automated clearing house transfers. By use of this redemption option, you authorize the Agent Bank to act on telephone or written redemption instructions, without signature guarantees, from any person or persons representing themselves to be the registered owners of your Notes. The Agent Bank's records of such instructions are binding. In order to be eligible for redemption by electronic transfer, you must designate an account number at a bank or other financial institution to receive electronic transfers of redemption proceeds. The day and time at which a Redemption by Electronic Transfer is received by the receiving financial institution will vary based on the type of transfer selected and the time of day that complete transfer instructions are received by the Agent Bank. Interest will accrue to but not including the business day on which the redemption proceeds are transferred. A fee may be charged for redemptions by electronic transfer.

       If you have not selected the Redemption by Electronic Transfer Option on the investment application or in a subsequent request, you may request redemption by wire transfer subject to the conditions described in the preceding and following paragraphs and to the additional condition that your request be in writing accompanied by guaranteed signatures of all registered investment owners whose signatures are required for a redemption by check.

       Electronic transfer redemption instructions must designate Ford Interest Advantage, your name, the Note investment number, the name(s) of the registered owner(s) submitting the electronic redemption request and the routing code of the predesignated bank. Electronic transfer redemption instructions may be effected by telephoning the Agent Bank toll-free at 800-462-2614, through our web site or by such other means as Ford Credit may determine in its sole discretion. The predesignated bank and account number may be changed only upon written request to the Agent Bank with the signature of each registered investment owner (including joint owners) of the Notes guaranteed. Neither the Agent Bank nor Ford Credit will be responsible for delays in the electronic funds transfer system or the authenticity of withdrawal instructions. Electronic transfer redemption proceeds will be wired to a predesignated account at a bank that is a member of the Federal Reserve System, or to a correspondent bank of the predesignated bank if the predesignated bank is not a member of the Federal Reserve System. If the correspondent bank fails to notify the predesignated bank immediately, there may be a delay in crediting the funds to the predesignated bank account. The procedures permitting redemptions by electronic transfer may be modified, terminated or suspended at any time by Ford Credit.

Indenture and Trustee

       The Notes are issuable under an Indenture dated as of July 1, 1985, as supplemented, referred to hereafter as the Indenture, between Ford Credit and The Bank of New York Mellon (The Bank of New York Mellon, in its capacity as trustee under the Indenture, or any successor trustee is referred to hereafter as the Trustee). A copy of the Indenture also is filed as an exhibit to the registration statement filed with the Commission covering the offering of the Notes, and statements in this prospectus relating to the Notes are subject to the detailed provisions of the Indenture. Whenever any particular section of the Indenture or any term used in it is referred to, the statement in connection with which such reference is made is qualified in its entirety by such reference. Ford Credit may from time to time enter into one or more additional supplemental indentures without the consent of the holders of the Notes, providing for the issuance of Notes under the Indenture in addition to the principal amount authorized on the date of this Prospectus.

       The Bank of New York Mellon, the trustee under the Indenture, is also the trustee under indentures covering a number of outstanding issues of notes and debentures of Ford, is a depositary of Ford Credit and Ford, has from time to time made loans to Ford Credit, Ford and its subsidiaries and has performed other services for such companies in the normal course of its business.

Limitation on Liens

       If Ford Credit or any Restricted Subsidiary (as defined in the Indenture) shall pledge or otherwise subject to any lien (as defined in the Indenture as a "Mortgage") any of its property or assets, Ford Credit will secure or cause such Restricted Subsidiary to secure the debt securities equally and ratably with (or prior to) the indebtedness secured by such Mortgage. This restriction does not apply to Mortgages securing such indebtedness which shall not exceed $5 million in the aggregate at any one time outstanding and does not apply to:

    •
    certain Mortgages created or incurred to secure financing of the export or marketing of goods outside the United States;

    •
    Mortgages on accounts receivable payable in foreign currencies securing indebtedness incurred and payable outside the United States;

    •
    Mortgages in favor of Ford Credit or any Restricted Subsidiary;

    •
    Mortgages in favor of governmental bodies to secure progress, advance or other payments, or deposits with any governmental body required in connection with the business of Ford Credit or a Restricted Subsidiary;

    •
    deposits made in connection with pending litigation;

    •
    Mortgages existing at the time of acquisition of the assets secured thereby (including acquisition through merger or consolidation) and certain purchase money Mortgages; and

    •
    any extension, renewal or replacement of any Mortgage or Mortgages referred to in the foregoing clauses, inclusive. (Section 5.05 in the Indenture.)

 Merger and Consolidation

       The Indenture provides that no consolidation or merger of Ford Credit with or into any other corporation shall be permitted, and no sale or conveyance of its property as an entirety, or substantially as an entirety, may be made to another corporation, if, as a result thereof, any asset of Ford Credit or a Restricted Subsidiary would become subject to a Mortgage, unless the debt securities shall be equally and ratably secured with (or prior to) the indebtedness secured by such Mortgage, or unless such Mortgage could be created pursuant to Section 5.05 in the Indenture (summarized under "— Limitation on Liens" above) without equally and ratably securing the Indenture Securities. (Section 12.03 in the Indenture.)

Events of Default

       The following events are defined in the Indenture as "Events of Default":

    •
    failure to pay principal or interest when due;

    •
    failure to perform any other covenants for 90 days after notice; and

    •
    the bankruptcy, insolvency or related reorganization of Ford Credit. (Section 7.01 in the Indenture.)

       The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default, give the Noteholders notice of all uncured defaults known to it (the term default to include the events specified above without grace periods); provided that, except in the case of default in the payment of principal or interest on any of the Notes, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Noteholders. (Section 7.07 in the Indenture.)

       Ford Credit is required to furnish to the Trustee annually a statement of certain officers of Ford Credit stating whether or not to the best of their knowledge Ford Credit is in default in the performance and observance of the terms of the Indenture and, if Ford Credit is in default, specifying such default. (Section 5.06 in the Indenture.)

       The holders of a majority in aggregate principal amount of all outstanding Notes have the right to waive certain defaults and, subject to certain limitations, to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 7.06 in the Indenture.) The Indenture provides that, in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee is required to exercise such of its rights and powers under the Indenture, and to use the degree of care and skill in their exercise, that a prudent man would exercise or use in the conduct of his own affairs, but otherwise need only perform such duties as are specifically set forth in the Indenture. (Section 8.01 in the Indenture) Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Noteholders unless they shall have offered to the Trustee reasonable security or indemnity. (Section 8.02 in the Indenture.)

Modification of the Indenture

       With certain exceptions, under the Indenture, Ford Credit's rights and obligations, and the rights of the Noteholders may be modified by Ford Credit with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding; but no such modifications may be made which would (i) diminish the principal amount of any Note, or accrued and unpaid interest thereon; or (ii) reduce the above-stated percentage of Notes, the consent of the holders of which is required to modify or alter the Indenture, without the consent of the holders of all Notes then outstanding. (Section 11.02 in the Indenture.)

AGENT BANK AND ADMINISTRATION

       Ford Credit employs an Agent Bank, currently The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60603, to act as Ford Credit's agent for the Ford Interest Advantage. Services performed by the Agent Bank and its affiliates include establishment and maintenance of Note investment records, including transactions processing and accounting; preparation of Note investment statements and other correspondence; investor servicing; advice on the principal balance of Notes; accrual of interest income and payment of interest earned; and required tax reporting and filings with proper authorities. For these services, Ford Credit pays the Agent Bank an agency and administrative fee monthly based on the number of Notes with positive balances at the end of each month, as well as reasonable out-of-pocket costs (such as, but not limited to, postage, forms, telephone and wire expenses). These costs and all other costs incurred in connection with the offering of the Notes are paid by Ford Credit. Investors may be charged administrative service fees as described in this Prospectus. Also, investors may incur charges in obtaining required signature guarantees.

       Ford Credit has established a Ford Interest Advantage Committee, which meets as needed to assist in the administration of the Terms and Conditions, interpret their provisions, establish rules or procedures relating to the Notes, or determine procedures to set rates of interest for the Notes. The members of the committee are employees of Ford Credit or Ford.

 TAXES

       The Notes are not qualified under Section 401(a) of the Internal Revenue Code. Accordingly, all interest credited to the Notes or paid in any taxable year is reportable by the investor, and other holders, as taxable income for Federal income tax purposes. No part of the taxable interest is excludable from taxable income.

       The statement sent to the investor or other holders by the Agent Bank covering the final reporting period of each year will state the full amount reportable as taxable income. The Agent Bank also will file tax information returns as required by law. State and local income taxes and related tax reporting also may be applicable. Investors are individually responsible for complying with applicable Federal, state and local tax laws and should consult their individual tax advisors regarding any specific questions.

TERMINATION, SUSPENSION OR MODIFICATION

       Ford Credit expects that Ford Interest Advantage will continue for some time, but reserves the right at any time to terminate, to suspend or from time to time to modify the program in part, or in its entirety, or in respect of categories of investors, including, but not limited to, investors located in one or more jurisdictions. Ford Credit may, in its discretion, temporarily suspend the acceptance of new investments in Notes without such suspension constituting a suspension or termination of the program. Any modification that affects the rights or duties of the Trustee may be made only with the consent of the Trustee. No termination, modification or suspension will affect your right to redeem your Notes or diminish the net aggregate principal amount of your Notes as of the effective date thereof.

RIGHTS NOT TRANSFERABLE

       No right or interest in or to a Note is assignable or transferable in whole or in part except for redemptions and no attempted assignment or transfer otherwise will be effective. Except for redemptions, and except for the right to correct any investments in Notes made in error, no right or interest of any investor in a Note shall be liable for, or subject to, any obligation or liability of such investor.

RATIO OF EARNINGS TO FIXED CHARGES

       The ratio of earnings to fixed charges for the years 2009-2011 for Ford Credit are included as an exhibit to Ford Credit's 2011 10-K Report and are incorporated in this prospectus by reference. The ratio of earnings to fixed charges for the years 2007-2011 for Ford are included as an exhibit to Ford's

Annual Report on Form 10-K for the year ended December 31, 2011 and are incorporated in this prospectus by reference.

USE OF PROCEEDS

       The net proceeds from the sale of the Notes will be added to the general funds of Ford Credit and will be available for the purchase of receivables, for loans and for use in connection with the retirement of debt. Such proceeds initially may be used to reduce short-term borrowings (commercial paper or borrowings under bank lines of credit) or may be invested temporarily in short-term securities.

       Ford Credit expects to issue additional long-term and short-term debt from time to time. The nature and amount of Ford Credit's long-term and short-term debt and the proportionate amount of each can be expected to vary from time to time, as a result of business requirements, market conditions and other factors.

PLAN OF DISTRIBUTION

       The Notes are offered on a continuing basis by Ford Credit directly on its behalf and no commissions will be paid. Ford Credit may from time to time designate agents in certain jurisdictions through whom Notes may be offered. Such agents shall receive no commissions but shall be reimbursed for certain expenses incurred in connection with such efforts. Ford Credit has the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part.

LEGAL OPINIONS

       Corey M. MacGillivray, who is Ford Credit's Assistant Secretary, has given an opinion about the legality of the Notes. Mr. MacGillivray owns shares of Ford common stock and options to purchase shares of Ford common stock.

EXPERTS

       The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

       The following table sets forth the estimated expenses in connection with the offering described in this registration statement:

Securities and Exchange Commission registration fee	$0
Printing and engraving	$50,000
Legal fees and expenses	$20,000
Accounting fees	$15,000
Fees and expenses of Trustee	$60,000
Miscellaneous	$25,000

Total	$170,000

Item 15. Indemnification of Directors and Officers.

       Section 18-108 of the Delaware Limited Liability Company Act provides as follow:

       18-108 Indemnification.

         Subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Article 10 of the Limited Liability Company Agreement of Ford Credit provides as follows:

ARTICLE 10

Liability and Indemnification

       10.1  Limitation on Liability.  The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and no Shareholder, Director or officer of the Company will be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder, Director and/or officer.

       10.2  Directors' Standard of Care.  Each Director of the Company will be deemed to owe to the Company and its Shareholders all of the fiduciary duties that a director of a corporation formed under the DGCL would owe to such corporation and its stockholders. Notwithstanding the previous sentence, however, a Director of the Company will not be personally liable to the Company or any Shareholder for monetary damages for breach of fiduciary duty as a Director, except for liability for: (a) any breach of the Director's duty of loyalty to the Company or its Shareholders; (b) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; (c) voting for or consenting to a distribution to a Shareholder in violation of Section 18-607 of the Act; or (d) any transaction from which the Director derived an improper personal benefit.

       10.3  Indemnification of Directors, Officers, Employees and Agents.  To the fullest extent permitted by law, the Company will indemnify and hold harmless each Shareholder, Director, or officer of the Company or any Affiliate of the Company (as defined below) and any officer, director, stockholder, partner, employee, representative or agent of any such Shareholder, Director or officer (each, a "Covered Person") and each former Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts (including any investigation, legal and other reasonable expenses) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative ("Claims"), in which the Covered Person or former Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or that relates to or arises out of the Company or its formation, operation, dissolution or termination or its property, business or affairs. The Company may indemnify any employee, representative or agent of the Company when, as and if determined by the Board of Directors, to the same extent as provided to Covered Persons pursuant to this Section 10.3. A Covered Person or former Covered Person will not be entitled to indemnification under this Section 10.3 with respect to (a) any Claim that a court of competent jurisdiction has determined results from (i) any breach of such Covered Person's duty of loyalty to the Company or its Shareholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) voting for or consenting to a distribution to a Shareholder in violation of Section 18-607 of the Act, or (iv) any transaction from which such Covered Person derived an improper personal benefit or (b) any Claim initiated by such Covered Person unless such Claim (or part thereof) (i) was brought to enforce such Covered Person's rights to indemnification under this Agreement or (ii) was authorized or consented to by the Board. For purposes of this Section 10.3, "Affiliate of the Company" means any person or entity controlling, controlled by or under common control with the Company. For the purposes of this definition, "control" of a person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

       10.4  Survival.  The indemnities under this Article 10 will survive dissolution or termination of the Company.

       10.5  Claim Against Company.  Each Covered Person or former Covered Person will have a claim against the property and assets of the Company for payment of any indemnity amounts due under this Agreement, which amounts will be paid or properly reserved for prior to the making of distributions by the Company to Shareholders.

       10.6  Advancement of Expenses.  Expenses incurred by a Covered Person or former Covered Person in defending any Claim will be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person or former Covered Person to repay such amount if it is ultimately determined that such Covered Person or former Covered Person is not entitled to be indemnified by the Company as authorized by this Article 10.

       10.7  Repeal or Modification.  Any repeal or modification of this Article 10 will not adversely affect any rights of such Covered Person or former Covered Person pursuant to this Article 10, including the right to indemnification and to the advancement of expenses of a Covered Person or former Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

       10.8  Rights Not Exclusive.  The rights to indemnification and to the advancement of expenses conferred in this Article 10 will not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Directors or otherwise.

       10.9  Insurance.  The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Agreement or the Act.

       In addition to the indemnification provisions in Article 10 of Ford Credit's Limited Liability Company Agreement, the indemnification provisions contained in Ford's Restated Certification of Incorporation are applicable to directors, officers and employees of Ford Credit who serve as such at the request of Ford. Ford's Restated Certificate of Incorporation provides that such directors, officers and employees shall be entitled to indemnification to the fullest extent allowed by law.

       Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

       Paragraph XXVI (formerly Paragraph XXIV) of Ford's Savings and Stock Investment Plan provides as follows with respect to the members of the Savings and Stock Investment Plan Committee:

         No member of the Committee or alternate for a member or director, officer or employee of any Participating Company shall be liable for any action or failure to act under or in connection with the Plan, except for his own bad faith; provided, however, that nothing herein shall be deemed to relieve any such person from responsibility or liability for any obligation or duty under ERISA. Each director, officer, or employee of the Company who is or shall have been designated to act on behalf of the Company and each person who is or shall have been a member of the Committee or an alternate for a member or a director, officer or employee of any Participating Company, as such, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that a Participating Company may have to indemnify him or hold him harmless.

       Pursuant to the Underwriting Agreements relating to its underwritten offerings of securities, the underwriters have agreed to indemnify Ford Credit, each officer and director of Ford Credit and each person, if any, who controls Ford Credit within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act. The Sales Agency Agreements and the Purchase Agreements filed as Exhibits to, or incorporated by reference in, Ford Credit's Registration Statements relating to its offerings of medium-term notes, provide for similar indemnification by the Agents named therein.

       Ford Credit is insured for liabilities it may incur pursuant to Article 10 of its Limited Liability Company Agreement relating to the indemnification of its shareholders, directors or officers. In addition, the shareholders, directors, officers and certain key employees are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford Credit's Limited Liability Company Agreement. The premium for both insurance coverages is paid by Ford.

       Pursuant to Paragraph X of the Ford Interest Advantage Floating Rate Demand Note Program (the "Program") each member and alternate for a member of the Program Committee and each officer and director of each Participating Company is indemnified against all loss, cost, liability or expense reasonably incurred in connection with or resulting from any claim, action, suit or proceeding in which such person is involved or may be involved by reason of any action or failure to act under the Program.

       Pursuant to Paragraph VIII of the Ford Interest Advantage Floating Rate Demand Note Plan (the "Plan") each member and alternate member of the Plan Committee and each officer, director and employee of Ford Credit is indemnified against all loss, cost, liability or expense reasonably incurred in connection with or resulting from any claim, action, suit or proceeding in which such person is involved or may be involved by reason of any action or failure to act under the Plan.

       Pursuant to Paragraph VIII of the Ford Interest Advantage Terms and Conditions (the "Terms and Conditions") each member and alternate member of the Ford Interest Advantage Committee and each officer, director and employee of Ford Credit is indemnified against all loss, cost, liability or expense reasonably incurred in connection with or resulting from any claim, action, suit or proceeding in which such person is involved or may be involved by reason of any action or failure to act under the Terms and Conditions.

Item 16. Exhibits.

Exhibit No.	Description
Exhibit 4-A	Indenture dated as of July 1, 1985 between Ford Credit and The Bank of New York Mellon, as Trustee. Filed as Exhibit 4-A to Registration Statement No. 2-96762 and incorporated herein by reference.
Exhibit 4-B	Form of Note is included in Exhibit 4-I.
Exhibit 4-C	Form of First Supplemental Indenture dated as of November 15, 1987 between Ford Credit and The Bank of New York Mellon, as Trustee. Filed as Exhibit 4-C to Registration Statement No. 33-18496 and incorporated herein by reference.
Exhibit 4-D	Form of Second Supplemental Indenture dated as of October 15, 1988 between Ford Credit and The Bank of New York Mellon, as Trustee. Filed as Exhibit 4-D to Registration Statement No. 33-24928 and incorporated herein by reference.
Exhibit 4-E	Form of Third Supplemental Indenture dated as of March 1, 1996 between Ford Credit and The Bank of New York Mellon, as Trustee. Filed as Exhibit 4-E to Registration Statement No. 33-62973 and incorporated herein by reference.
Exhibit 4-F	Form of Fourth Supplemental Indenture dated as of March 1, 1998 between Ford Credit and The Bank of New York Mellon, as Trustee. Filed as Exhibit 4-F to Registration Statement No. 333-45015 and incorporated herein by reference.
Exhibit 4-G	Form of Fifth Supplemental Indenture dated as of February 1, 2000 between Ford Credit and The Bank of New York Mellon, as Trustee. Filed as Exhibit 4-G to Registration Statement No. 333-92595 and incorporated herein by reference.
Exhibit 4-H	Form of Sixth Supplemental Indenture dated as of August 27, 2003 between Ford Credit and The Bank of New York Mellon, as Trustee. Filed as Exhibit 4-H to Registration Statement 333-107955 and incorporated herein by reference.
Exhibit 4-I	Form of Seventh Supplemental Indenture dated as of July 7, 2005 between Ford Credit and The Bank of New York Mellon, as Trustee. Filed as Exhibit 4-I to Registration Statement No. 333-125947 and incorporated herein by reference.
Exhibit 4-J	Form of Eighth Supplemental Indenture dated as of June 5, 2006 between Ford Credit and The Bank of New York Mellon, as Trustee. Filed as Exhibit 4 to the Ford Credit Current Report on Form 8-K dated May 25, 2006 and incorporated herein by reference.
Exhibit 4-K	Ford Interest Advantage Terms and Conditions. Filed as Exhibit 4-J to Registration Statement No. 333-125947 and incorporated herein by reference.

Exhibit No.	Description
Exhibit 5	Opinion of Corey M. MacGillivray, Assistant Secretary of Ford Credit, as to the legality of the Notes registered hereunder.
Exhibit 12-A	Calculation of Ratios of Earnings to Fixed Charges of Ford Credit, incorporated by reference to Exhibit 12 to Ford Credit's Annual Report on Form 10-K for the year ended December 31, 2011.
Exhibit 12-B	Calculation of Ratios of Earnings to Fixed Charges of Ford, incorporated by reference to Exhibit 12 to Ford's Annual Report on Form 10-K for the year ended December 31, 2011.
Exhibit 23-A	Consent of PricewaterhouseCoopers LLP.
Exhibit 23-B	Consent of Corey M. MacGillivray is contained in his opinion filed as Exhibit 5 to this Registration Statement.
Exhibit 24	Powers of Attorney.
Exhibit 25	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee.

Item 17. Undertakings.

       The undersigned registrant hereby undertakes:

       (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

         (ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       Provided, however, that:

         (A)   Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

         (B)   Paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

         (C)  Provided, further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

       (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4)   That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

         (i)    If the registrant is relying on Rule 430B:

           (A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

         (ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

       (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

       The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

         (iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

         (iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Ford Credit or Ford of expenses incurred or paid by a director, officer or controlling person of Ford Credit or Ford in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Ford Credit, or Ford, as the case may be, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on the 14th day of March, 2012.

FORD MOTOR CREDIT COMPANY LLC
By:	/s/ Michael E. Bannister (Michael E. Bannister) Chairman of the Board and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Michael E. Bannister (Michael E. Bannister)	Chairman of the Board, Chief Executive Officer, and Director (principal executive officer)	March 14, 2012
Michael L. Seneski (Michael L. Seneski)	Executive Vice President, Chief Financial Officer, Treasurer and Director (principal financial and accounting officer)	March 14, 2012
Lewis W. K. Booth* (Lewis W. K. Booth)	Director and Audit Committee Member	March 14, 2012
Robert L. Shanks* (Robert L. Shanks)	Director and Audit Committee Member	March 14, 2012
Neil M. Schloss* (Neil M. Schloss)	Director and Audit Committee Member	March 14, 2012

Signature		Title	Date

Joy N. Falotico* (Joy N. Falotico)		Director	March 14, 2012
John T. Noone* (John T. Noone)		Director	March 14, 2012
Bernard B. Silverstone* (Bernard B. Silverstone)		Director	March 14, 2012
*By:	/s/ Corey M. MacGillivray (Corey M. MacGillivray) Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4-A	Indenture dated as of July 1, 1985 between Ford Credit and The Bank of New York Mellon, as Trustee. Filed as Exhibit 4-A to Registration Statement No. 2-96762 and incorporated herein by reference.
Exhibit 4-B	Form of Note is included in Exhibit 4-I.
Exhibit 4-C	Form of First Supplemental Indenture dated as of November 15, 1987 between Ford Credit and The Bank of New York Mellon, as Trustee. Filed as Exhibit 4-C to Registration Statement No. 33-18496 and incorporated herein by reference.
Exhibit 4-D	Form of Second Supplemental Indenture dated as of October 15, 1988 between Ford Credit and The Bank of New York Mellon, as Trustee. Filed as Exhibit 4-D to Registration Statement No. 33-24928 and incorporated herein by reference.
Exhibit 4-E	Form of Third Supplemental Indenture dated as of March 1, 1996 between Ford Credit and The Bank of New York Mellon, as Trustee. Filed as Exhibit 4-E to Registration Statement No. 33-62973 and incorporated herein by reference.
Exhibit 4-F	Form of Fourth Supplemental Indenture dated as of March 1, 1998 between Ford Credit and The Bank of New York Mellon, as Trustee. Filed as Exhibit 4-F to Registration Statement No. 333-45015 and incorporated herein by reference.
Exhibit 4-G	Form of Fifth Supplemental Indenture dated as of February 1, 2000 between Ford Credit and The Bank of New York Mellon, as Trustee. Filed as Exhibit 4-G to Registration Statement No. 333-92595 and incorporated herein by reference.
Exhibit 4-H	Form of Sixth Supplemental Indenture dated as of August 27, 2003 between Ford Credit and The Bank of New York Mellon, as Trustee. Filed as Exhibit 4-H to Registration Statement 333-107955 and incorporated herein by reference.
Exhibit 4-I	Form of Seventh Supplemental Indenture dated as of July 7, 2005 between Ford Credit and The Bank of New York Mellon, as Trustee. Filed as Exhibit 4-I to Registration Statement No. 333-125947 and incorporated herein by reference.
Exhibit 4-J	Form of Eighth Supplemental Indenture dated as of June 5, 2006 between Ford Credit and The Bank of New York Mellon, as Trustee. Filed as Exhibit 4 to the Ford Credit Current Report on Form 8-K dated May 25, 2006 and incorporated herein by reference.
Exhibit 4-K	Ford Interest Advantage Terms and Conditions. Filed as Exhibit 4-J to Registration Statement No. 333-125947 and incorporated herein by reference.

Exhibit No.	Description
Exhibit 5	Opinion of Corey M. MacGillivray, Assistant Secretary of Ford Credit, as to the legality of the Notes registered hereunder.
Exhibit 12-A	Calculation of Ratios of Earnings to Fixed Charges of Ford Credit, incorporated by reference to Exhibit 12 to Ford Credit's Quarterly Report on Form 10-Q for the quarter ended September 31, 2012.
Exhibit 12-B	Calculation of Ratios of Earnings to Fixed Charges of Ford, incorporated by reference to Exhibit 12 to Ford's Quarterly Report on Form 10-Q for the quarter ended September 31, 2012.
Exhibit 23-A	Consent of PricewaterhouseCoopers LLP.
Exhibit 23-B	Consent of Corey M. MacGillivray is contained in his opinion filed as Exhibit 5 to this Registration Statement.
Exhibit 24	Powers of Attorney.
Exhibit 25	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee.